FOR IMMEDIATE RELEASE

>   GLOBAL HEADQUARTERS:

    200 INNOVATION WAY,

    AKRON, OHIO 44316-0001

>   MEDIA WEBSITE:

    WWW.GOODYEARNEWSROOM.COM

>   MEDIA CONTACT:

    ED MARKEY

    330.796.8801

    EMARKEY@GOODYEAR.COM

>   ANALYST CONTACT:

    NICHOLAS MITCHELL

    330.796.5512

    NICHOLAS_MITCHELL@GOODYEAR.COM

Exhibit 99.1

NEWS RELEASE

GOODYEAR REPORTS FIRST QUARTER 2021 RESULTS

– First quarter Goodyear net income of $12 million; adjusted net income of $102 million

– First quarter segment operating income of $226 million, strongest first quarter since 2018

– Global consumer replacement volume significantly exceeded industry, driven by large-rim diameter segment

– Record first quarter consumer replacement volume in Asia Pacific

– Americas, EMEA consumer OE volumes outpaced market

– First quarter revenue per tire up 3%, excluding foreign currency

AKRON, Ohio, April 30, 2021 – The Goodyear Tire & Rubber Company today reported results for the first quarter of 2021.

“We delivered impressive segment operating income, which was significantly above first quarter 2020 results and also nearly 20 percent higher than first quarter 2019 despite sales volumes not yet having fully recovered to pre-COVID levels,” said Richard J. Kramer, chairman, chief executive officer and president. “We achieved these results despite the impact of a severe winter storm in the U.S. and industry supply chain challenges during the quarter.

“Our consumer replacement business delivered outstanding results. By leveraging improved distribution and new products, we outperformed the industry while expanding margins. At the same time, we also continued to build our OE business, where we are benefiting from our leading technical capabilities and emerging mobility trends,” continued Kramer.

“I’d like to acknowledge and thank all of our associates for continuing to manage through personal and professional challenges to deliver for our customers and communities,” added Kramer.

Goodyear’s first quarter 2021 sales were $3.5 billion, up 15% from a year ago. The increase was driven by higher volume, improvements in price/mix and favorable foreign currency translation.

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Tire unit volumes totaled 35.0 million, up 12% from the prior year’s period. The impact of the COVID-19 pandemic on industry demand moderated relative to the prior year. Replacement tire volume increased 14%, reflecting both continuing industry recovery and market share gains. Original equipment unit volume increased 5%, driven by higher vehicle production in Asia Pacific and increased market share in EMEA.

Goodyear’s first quarter 2021 net income was $12 million (5 cents per share) compared to a net loss of $619 million ($2.65 per share) a year ago. The 2021 period included several significant items, including, on a pre-tax basis, rationalization charges of $50 million primarily associated with a plan to reduce selling, administrative and general expense in EMEA and the modernization of two manufacturing facilities in Germany, and a negative impact of $23 million related to a severe winter storm in the U.S. Goodyear’s first quarter 2020 net loss included a charge of $295 million related to a valuation allowance on certain deferred tax assets for foreign tax credits and, on a pre-tax basis, a non-cash impairment charge of $182 million to reduce the carrying value of goodwill in its EMEA business unit.

First quarter 2021 adjusted net income was $102 million (43 cents per share) compared to an adjusted net loss of $140 million (60 cents per share) in 2020. Per share amounts are diluted.

The company reported segment operating income of $226 million in the first quarter of 2021, up $273 million from a year ago. The increase primarily reflects the impacts of higher volume, including increased factory utilization, improvements in price/mix, the benefits of cost saving actions, including ongoing rationalization plans, and lower raw material costs.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income (Loss) and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings (Loss) per Share, reflecting the impact of certain significant items on the 2021 and 2020 periods.

Business Segment Results

Americas

	First Quarter
(in millions)	2021	2020
Tire Units	15.5	14.5
Net Sales	$1,787	$1,673
Segment Operating Income	114	—
Segment Operating Margin	6.4%	—

Americas’ first quarter 2021 sales of $1.8 billion were 7% higher than in 2020, driven by higher volume and improvements in price/mix. These factors were partially offset by unfavorable foreign currency translation. Tire unit volume increased 7%. Replacement tire volume increased 11%, reflecting stronger industry demand and U.S. consumer and commercial replacement market share gains. Original equipment unit volume decreased 6%, reflecting lower industry demand, partially offset by consumer share gains in Latin America.

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First quarter 2021 segment operating income was $114 million compared to breakeven in the prior year’s quarter. The increase was driven by improvements in price/mix, the impacts of higher volume, including increased factory utilization, and the benefits of cost saving actions, including ongoing rationalization plans. These factors were partially offset by higher raw material costs. We estimate a severe winter storm in the U.S. negatively impacted segment operating income by approximately $17 million.

Europe, Middle East and Africa

	First Quarter
(in millions)	2021	2020
Tire Units	12.7	11.6
Net Sales	$1,231	$995
Segment Operating Income (Loss)	74	(53)
Segment Operating Margin	6.0%	(5.3)%

Europe, Middle East and Africa’s first quarter 2021 sales increased 24% from last year to $1.2 billion due to higher volume, improvements in price/mix and favorable foreign currency translation. Tire unit volume increased 10%. Replacement tire volume rose 11%, reflecting stronger industry demand and consumer and commercial replacement market share gains. Original equipment unit volume increased 6%, reflecting significant share gains driven by new consumer fitments and the addition of new fleet customers.

First quarter 2021 segment operating income of $74 million was up $127 million from the prior year’s quarter, driven by the impacts of higher volume, including increased factory utilization, improvements in price/mix and lower raw material costs.

Asia Pacific

	First Quarter
(in millions)	2021	2020
Tire Units	6.8	5.2
Net Sales	$493	$388
Segment Operating Income	38	6
Segment Operating Margin	7.7%	1.5%

Asia Pacific’s first quarter 2021 sales increased 27% to $493 million, driven by higher volume and favorable foreign currency translation. Tire unit volume increased 29%. Replacement tire volume increased 31%, reflecting a record first quarter performance. Original equipment unit volume increased 26%, driven by a recovery in vehicle production in China.

First quarter 2021 segment operating income of $38 million was up $32 million from the prior year’s quarter. The increase was driven by the impacts of higher volume, including improved factory utilization.

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Conference Call

Goodyear will hold an investor conference call at 9 a.m. EDT today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; Darren R. Wells, executive vice president and chief financial officer; and Christina L. Zamarro, vice president, finance and treasurer.

Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (800) 895-3361 or (785) 424-1062 before 8:55 a.m. EDT and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 839-6964 or (402) 220-6060. The replay will also remain available on the website.

About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 62,000 people and manufactures its products in 46 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: the impact on us of the COVID-19 pandemic; our success in completing our pending acquisition of Cooper Tire & Rubber Company and our ability to achieve the expected benefits of such acquisition; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2021	2020
NET SALES	$3,511	$3,056
Cost of Goods Sold	2,751	2,552
Selling, Administrative and General Expense	564	581
Goodwill Impairment	—	182
Rationalizations	50	9
Interest Expense	79	73
Other (Income) Expense	34	27

Income (Loss) before Income Taxes	33	(368)
United States and Foreign Tax Expense	15	249

Net Income (Loss)	18	(617)
Less: Minority Shareholders’ Net Income	6	2

Goodyear Net Income (Loss)	$12	$(619)

Goodyear Net Income (Loss) - Per Share of Common Stock
Basic	$0.05	$(2.65)

Weighted Average Shares Outstanding	235	234
Diluted	$0.05	$(2.65)

Weighted Average Shares Outstanding	238	234
Cash Dividends Declared Per Common Share	$—	$0.16

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In millions, except share data)	March 31,	December 31,
	2021	2020
Assets:
Current Assets:
Cash and Cash Equivalents	$1,223	$1,539
Accounts Receivable, less Allowance - $144 ($150 in 2020)	2,159	1,691
Inventories:
Raw Materials	583	517
Work in Process	138	143
Finished Products	1,638	1,493

	2,359	2,153
Prepaid Expenses and Other Current Assets	207	237

Total Current Assets	5,948	5,620
Goodwill	395	408
Intangible Assets	134	135
Deferred Income Taxes	1,471	1,467
Other Assets	938	952
Operating Lease Right-of-Use Assets	826	851
Property, Plant and Equipment, less Accumulated Depreciation – $10,935 ($10,991 in 2020)	6,857	7,073

Total Assets	$16,569	$16,506

Liabilities:
Current Liabilities:
Accounts Payable – Trade	$3,037	$2,945
Compensation and Benefits	548	540
Other Current Liabilities	783	865
Notes Payable and Overdrafts	390	406
Operating Lease Liabilities due Within One Year	189	198
Long Term Debt and Finance Leases due Within One Year	386	152

Total Current Liabilities	5,333	5,106
Operating Lease Liabilities	667	684
Long Term Debt and Finance Leases	5,326	5,432
Compensation and Benefits	1,388	1,470
Deferred Income Taxes	86	84
Other Long Term Liabilities	483	471

Total Liabilities	13,283	13,247
Commitments and Contingent Liabilities
Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 235 million in 2021 and 233 million in 2020	235	233
Capital Surplus	2,182	2,171
Retained Earnings	4,821	4,809
Accumulated Other Comprehensive Loss	(4,132)	(4,135)

Goodyear Shareholders’ Equity	3,106	3,078
Minority Shareholders’ Equity – Nonredeemable	180	181

Total Shareholders’ Equity	3,286	3,259

Total Liabilities and Shareholders’ Equity	$16,569	$16,506

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Three Months Ended
	March 31,
	2021	2020
Cash Flows from Operating Activities:
Net Income (Loss)	$18	$(617)
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	197	196
Amortization and Write-Off of Debt Issuance Costs	3	2
Goodwill Impairment	—	182
Provision for Deferred Income Taxes	(18)	235
Net Pension Curtailments and Settlements	—	2
Net Rationalization Charges	50	9
Rationalization Payments	(83)	(73)
Net (Gains) Losses on Asset Sales	—	(1)
Operating Lease Expense	70	69
Operating Lease Payments	(67)	(66)
Pension Contributions and Direct Payments	(9)	(19)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(526)	(206)
Inventories	(258)	(170)
Accounts Payable – Trade	221	(106)
Compensation and Benefits	19	(57)
Other Current Liabilities	(4)	(30)
Other Assets and Liabilities	105	89

Total Cash Flows from Operating Activities	(282)	(561)
Cash Flows from Investing Activities:
Capital Expenditures	(185)	(211)
Short Term Securities Acquired	(29)	(6)
Short Term Securities Redeemed	41	4
Notes Receivable	(10)	(35)
Other Transactions	3	(9)

Total Cash Flows from Investing Activities	(180)	(257)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	280	629
Short Term Debt and Overdrafts Paid	(285)	(239)
Long Term Debt Incurred	694	2,188
Long Term Debt Paid	(514)	(1,600)
Common Stock Issued	9	—
Common Stock Dividends Paid	—	(37)
Debt Related Costs and Other Transactions	(40)	(2)

Total Cash Flows from Financing Activities	144	939
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(34)	(59)

Net Change in Cash, Cash Equivalents and Restricted Cash	(352)	62
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	1,624	974

Cash, Cash Equivalents and Restricted Cash at End of the Period	$1,272	$1,036

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income (Loss) and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income (Loss) is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income (Loss) as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income (Loss) divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income (Loss) and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income (Loss) is Goodyear Net Income (Loss) and to Total Segment Operating Margin is Return on Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings (Loss) Per Share is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly titled measures reported by other companies.

See the tables below for reconciliations of historical Total Segment Operating Income (Loss) and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share to the most directly comparable U.S. GAAP financial measures.

Segment Operating Income (Loss) and Margin Reconciliation Table

	Three Months Ended March 31,
(In millions)	2021	2020	2019
Total Segment Operating Income (Loss)	$226	$(47)	$190
Goodwill Impairment	—	(182)	—
Rationalizations	(50)	(9)	(103)
Interest Expense	(79)	(73)	(85)
Other Income (Expense)	(34)	(27)	(22)
Asset Write-offs and Accelerated Depreciation	—	(4)	—
Corporate Incentive Compensation Plans	(9)	(3)	(1)
Retained Expenses of Divested Operations	(3)	(2)	(3)
Other	(18)	(21)	(14)

Income (Loss) before Income Taxes	$33	$(368)	$(38)
United States and Foreign Taxes	15	249	6
Less: Minority Shareholders’ Net Income	6	2	17

Goodyear Net Income (Loss)	$12	$(619)	$(61)

Sales	$3,511	$3,056	$3,598
Return on Sales	0.3%	(20.3)%	(1.7)%
Total Segment Operating Margin	6.4%	(1.5)%	5.3%

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Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Reconciliation Tables

First Quarter 2021	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$33	$15	$6	$12	238	$0.05
Significant Items:
Rationalizations	50	5		45		0.19
Inventory Valuation & Other Adjustments	20	1		19		0.08
Americas Winter Storm Impact	23	6		17		0.07
Acquisition Related Transaction Costs	8	2		6		0.03
Discrete Tax Items		(3)		3		0.01

	101	11	—	90		0.38

As Adjusted	$134	$26	$6	$102	238	$0.43

First Quarter 2020	Income (Loss) Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income (Loss)	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$(368)	$249	$2	$(619)	234	$(2.65)
Significant Items:
Discrete Tax Items		(290)		290		1.24
Goodwill Impairment	182	4		178		0.76
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	13	2		11		0.05

	195	(284)	—	479		2.05

As Adjusted	$(173)	$(35)	$2	$(140)	234	$(0.60)

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